UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada	0-18953	87-0448736
(State or Other Jurisdiction	(Commission File Number: )	(IRS Employer Identification No.)
of Incorporation)

2425 South Yukon, Tulsa, Oklahoma		74107
(Address of Principal Executive Offices)		(Zip Code)

(Registrant's telephone number, including area code): (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2018, during the Annual Meeting of Stockholders (the "Annual Meeting") of AAON, Inc. (the "Company"), Norman H. Asbjornson, Gary D. Fields and Angela E. Kouplen were re-elected to the Board of Directors.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 15, 2018, at the Annual Meeting, the Company's stockholders (i) elected each of the nominees listed below to the Company's Board of Directors to serve until the 2021 Annual Meeting of Stockholders, or until their respective successors are elected and qualified; (ii) approved an amendment to the Company's 2016 Long-Term Incentive Plan and (iii) ratified the selection of Grant Thornton, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018. The final results for the votes regarding each proposal are set forth below.

(i) The voting results with respect to the election of each director were as follows:

Nominees:	For	Against	Abstain	Broker Non-Votes
Norman H. Asbjornson	32,409,097	147,596	5,682	6,691,039
Gary D. Fields	30,944,377	1,600,126	17,872	6,691,039
Angela E. Kouplen	32,276,652	276,626	9,097	6,691,039

(ii) The voting results with respect to the approval of an amendment to the 2016 Long-Term Incentive Plan were as follows:

For	Against	Abstain	Broker Non-Votes
31,483,139	1,046,770	32,466	6,691,039

(iii) The voting results with respect to the ratification of the selection of Grant Thornton, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018 were as follows:

For	Against	Abstain	Broker Non-Votes
38,884,167	344,189	25,058	—

Item 8.01 Other Events.

The Company today announced that the Board of Directors has declared a $0.03 increase in its regular semi-annual cash dividend to $0.16 per share or $0.32 annually (a 23% increase from the previous $0.13 per share or $0.26 annually). The next cash dividend will be payable on July 6, 2018, to stockholders of record as of the close of business on June 8, 2018.

The Company also announced that its Board of Directors has authorized the Company to make up to $15.0 million in purchases of the Company's Common Stock in accordance with a pre-arranged stock repurchase plan adopted by the Company pursuant to the guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Repurchases under the Company’s 10b5-1 plan will be administered through an independent broker and will cover the repurchase of shares commencing June 1, 2018 and expiring March 1, 2019. Repurchases are subject to SEC regulations as well as certain market volume, price and timing limitations as set forth in the 10b5-1 plan. All shares repurchased under the plan will be restored to the status of authorized but unissued stock.

A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Press release dated May 18, 2018 announcing semi-annual cash dividend and stock buyback program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date:	May 18, 2018	By:	/s/ Luke A. Bomer
Luke A. Bomer, Secretary